Exhibit 99.1

Seritage Growth Properties Reports Third Quarter 2017 Operating Results

New York, NY – November 2, 2017 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 258 retail properties totaling over 40 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and nine months ended September 30, 2017.

Financial Results

For the three months ended September 30, 2017:

•	Net income attributable to common shareholders of $10.5 million, or $0.31 per diluted share
•	Total Net Operating Income (“Total NOI”) of $43.6 million
•	Funds from Operations (“FFO”) of $25.8 million, or $0.46 per diluted share
•	Company FFO of $17.6 million, or $0.32 per diluted share

For the nine months ended September 30, 2017:

•	Net loss attributable to common shareholders of $30.5 million, or $0.91 per diluted share
•	Total NOI of $135.2 million
•	FFO of $80.6 million, or $1.45 per diluted share
•	Company FFO of $70.3 million, or $1.26 per diluted share

Operating Highlights

During the quarter ended September 30, 2017, including the Company’s proportional share of its unconsolidated joint ventures:

•

Signed new leases totaling 601,000 square feet at an average of $16.25 PSF.  Since the Company’s inception in July 2015, new leasing activity has totaled approximately 4.0 million square feet at an average of $17.97 PSF.

–

Achieved releasing multiples of 4.6x for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings”), with new rents averaging $17.97 PSF compared to $3.90 PSF paid by Sears Holdings.  Since inception, releasing multiples have averaged 4.2x, with new rents at $18.25 PSF compared to $4.30 PSF paid by Sears Holdings.

–

Added $9.8 million of new third-party rental income.  Third-party rental income has increased by over 130% since inception to $101.3 million, including all signed leases and after the impact of the GGP transactions described below.

•

Increased annual base rent from tenants other than Sears Holdings to 45.4% of total annual base rent from 31.4% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured, and after the impact of the GGP transactions.

•

Increased annualized Total NOI to $217.6 million from $215.6 million in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured, and after the impact of the GGP transactions.

•

Commenced five new wholly-owned redevelopment projects and expanded one previously announced project, bringing total redevelopment activity since inception to 70 projects completed or commenced for a total estimated investment of $740 million.

•

As previously reported, completed two transactions with GGP for gross consideration of $247.6 million whereby the Company (i) sold to GGP the Company’s 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million; and (ii) sold to GGP a 50% joint venture interest in five additional assets for $57.5 million.  As a result of the transactions, the Company recorded aggregate gains of $56.8 million, reduced amounts outstanding under its mortgage loan by $50.6 million and received approximately $171.6 million of unrestricted cash proceeds before closing costs, which it intends to use to fund its redevelopment pipeline and for general corporate purposes.

In addition, subsequent to the quarter end, the Company:

•

Agreed to sell to Simon Property Group (“Simon”) the Company’s 50% interest in five of the ten assets in the existing joint venture between the two companies for $68.0 million, subject to certain closing conditions.  Upon closing, which is expected in the fourth quarter, the Company would realize approximately $7.0 million of value creation above its basis across the five properties and generate unrestricted cash proceeds, after closing costs and any required tax distributions, to fund its redevelopment pipeline and for general corporate purposes.

“We are pleased to announce another strong quarter of leasing and development activity.  With an additional 600,000 square feet leased, we now stand at approximately four million square feet of new leases signed since inception, at an average rent multiple of 4.2 times the prior rent.  We also commenced five new projects and expanded the scope of one project to bring our total completed and commenced project activity to 70 projects and $740 million of capital.  We continue to deploy this capital at attractive unlevered returns of 10-12% based on the incremental income over our incremental costs,” said Benjamin Schall, President and Chief Executive Officer.  “We also closed our transactions with GGP this quarter, receiving gross consideration of $247.6 million for interests in 13 assets and, subsequent to quarter end, we agreed to sell Simon our interest in five of our ten existing joint venture assets for $68 million.  We expect to deploy the proceeds from these transactions into our growing pipeline of value enhancing redevelopment projects throughout the portfolio.”

Financial Results

For the three months ended September 30, 2017:

•

Net income attributable to Class A and Class C shareholders was $10.5 million, or $0.31 per diluted share, as compared to a net loss of $21.1 million, or $0.67 per diluted share, for the prior year period.  The three months ended September 30, 2017 included gains from the sale of real estate totaling $56.8 million and the prior year period included a litigation charge of $19.0 million.

•

Total NOI, which includes the Company’s proportional share of NOI from properties owned through investments in its unconsolidated joint ventures, was $43.6 million as compared to $48.1 million for the prior year period.

•

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $25.8 million, or $0.46 per diluted share, as compared to $12.3 million, or $0.22 per diluted share, for the prior year period.  The prior year period included a litigation charge of $19.0 million.

•

Company FFO was $17.6 million, or $0.32 per diluted share, as compared to $32.6 million, or $0.59 per diluted share, for the prior year period.  The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items that it does not believe are representative of ongoing operating results.  See “Non-GAAP Financial Measures.”

For the nine months ended September 30, 2017:

•

Net loss attributable to Class A and Class C shareholders was $30.5 million, or $0.91 per diluted share, as compared to a net loss of $36.6 million, or $1.16 per diluted share, for the prior year period.  The nine months ended September 30, 2017 included gains from the sale of real estate totaling $56.8 million and the nine months ended September 30, 2016 included a litigation charge of $19.0 million.

•	Total NOI was $135.2 million as compared to $141.8 million for the prior year period.
•

FFO was $80.6 million, or $1.45 per diluted share, as compared to $72.0 million, or $1.29 per diluted share, for the prior year period.  The prior year period included a litigation charge of $19.0 million.

•	Company FFO was $70.3 million, or $1.26 per diluted share, as compared to $97.3 million, or $1.75 per diluted share, for the prior year period.

Portfolio Summary

As of September 30, 2017, the Company’s portfolio included interests in 258 retail properties totaling over 40 million square feet of gross leasable area, including 230 wholly-owned properties and 28 properties owned through investments in unconsolidated joint ventures.  The Company’s portfolio includes 125 properties attached to regional malls and 133 shopping center or freestanding properties.

The portfolio was 90.2% leased and included 41 properties leased only to third-party tenants, 97 properties leased to Sears Holdings and one or more third-party tenants, and 102 properties leased only to Sears Holdings.  Of the properties leased to Sears Holdings, 154 operated under the Sears brand and 45 operated under the Kmart brand.

Subsequent to September 30, 2017, pursuant to notices previously submitted to the Company, Sears Holdings effectively vacated 20 stores totaling 3.8 million square feet of gross leasable area.  The aggregate annual base rent at these stores was approximately $11.7 million, or 5.2% of the Company's total annual base rent as of September 30, 2017, including all signed leases.  In connection with the termination, Sears Holdings paid Seritage a termination fee of approximately $24.2 million, an amount equal to one year of the aggregate annual base rent and estimated operating expenses for the 20 properties.

Development Update

Wholly-Owned Properties

During the quarter ended September 30, 2017, the Company commenced five new redevelopment projects representing an estimated total investment of approximately $42.9 million and expanded one previously announced for an estimated total investment of $8.3 million.  In total, including projects initiated prior to the Company’s formation, the Company has completed or commenced 70 projects representing an estimated total investment of approximately $739.6 million as of September 30, 2017.

The table below summarizes project commencements in the Company’s wholly-owned portfolio since inception:

(in thousands)			Estimated	Estimated
	Number	Project	Development	Project
Quarter	of Projects	Square Feet	Costs (1)	Costs (1)
Acquired (2)	15		$63,600	$63,600
Q4 2015	5	352	51,500	64,200
Q1 2016 (3)	5	319	61,900	61,900
Q2 2016 (3)	5	388	58,500	58,800
Q3 2016 (3)	10	1,202	121,800	129,000
Q4 2016 (3)	8	768	111,400	121,000
Q1 2017	5	589	58,500	58,500
Q2 2017	12	963	136,200	139,700
Q3 2017	5	367	42,900	42,900
Total	70	4,948	$706,300	$739,600

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.
(3)	Includes subsequent expansions to previously announced projects.

As of September 30, 2017, the Company had originated 55 wholly-owned projects since the Company’s inception.  These projects, including six expanded projects, represent an estimated total investment of $676 million, of which $520.5 million remained to be spent, and are expected to generate an incremental yield on cost of 11-12%.

The table below provides additional information regarding the Company’s wholly-owned development activity from inception through September 30, 2017:

(in thousands)
			Estimated	Estimated				Estimated
Estimated	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	24	1,426	$104,800	$104,900	$19,700	$5,200	$14,400
$10,001 - $20,000	23	2,373	309,900	329,800	47,800	13,600	34,300
> $20,000	8	1,149	228,000	241,300	37,700	9,000	28,600
New Projects	55	4,948	$642,700	$676,000	$105,200	$27,800	$77,300	11.0 - 12.0%
Acquired projects	15		63,600	63,600
Total	70		$706,300	$739,600

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.

The table below provides a brief description of each of the 55 redevelopment projects originated since the Company’s inception:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Substantially complete
Merrillville, IN	Termination property; redevelop existing store for At Home, Powerhouse Gym and small shop retail	132,000	Substantially complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Substantially complete
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared's Jeweler, Shake Shack and small shop retail	18,900	Substantially complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Delivered to tenant
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse and additional small shop retail	28,000	Underway	Q4 2017
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional restaurants	15,400	Underway	Q4 2017
Roseville, MI	Partial recapture; redevelop existing store for At Home	100,400	Underway	Q4 2017
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Underway	Q4 2017
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City and additional retail	144,400	Underway	Q4 2017
Rehoboth Beach, DE	Partial recapture; redevelop existing store for Christmas Tree Shops andThat! and PetSmart	56,700	Underway	Q1 2018
Ft. Wayne, IN	Site densification; new outparcels for BJ's Brewhouse (substantially complete) and Chick-Fil-A (project expansion)	12,000	Underway	Q1 2018
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart and additional junior anchors	92,500	Underway	Q2 2018
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Underway	Q2 2018
Olean, NY	Partial recapture; redevelop existing store for Marshall's and additional retail	45,000	Underway	Q2 2018
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Underway	Q3 2018
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness and Capri	56,100	Underway	Q3 2018
Roseville, CA	Recapture and repurpose auto center space for AAA	10,400	Q4 2017	Q2 2018
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Q4 2017	Q4 2018
Florissant, MO	Site densification; new outparcel for Chick-Fil-A	5,000	Q1 2018	Q3 2018

Total Project Costs under $10 Million (cont’d)
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
New Iberia, LA	Termination property; redevelop existing store for Rouses Supermarkets, additional junior anchors and small shop retail	93,100	Q1 2018	Q1 2019
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and additional small shop retail	17,300	Q2 2018	Q2 2019
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger store	107,200	Q2 2018	Q2 2019
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Q3 2018	Q3 2019

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Substantially complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Substantially complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Underway	Q4 2017
West Jordan, UT	Partial recapture; redevelop existing store and attached auto center for Burlington Stores and additional retail	81,400	Underway	Q4 2017
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Sportsman's Warehouse, additional retail and restaurants	111,300	Underway	Q4 2017
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, Seasons 52, additional junior anchors and restaurants	110,300	Underway	Q1 2018
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and additional junior anchors	79,800	Underway	Q1 2018
Saugus, MA	Partial recapture; redevelop existing store and detached auto center for Round One and restaurants	99,000	Underway	Q1 2018
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Underway	Q1 2018
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, LongHorn Steakhouse, Olive Garden, additional small shop retail and restaurants	139,200	Underway	Q2 2018
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Orange Theory Fitness, Outback Steakhouse, CoreLife Eatery, additional junior anchors and small shop retail	133,400	Underway	Q2 2018
North Miami, FL	100% recapture; redevelop existing store for Michael's, PetSmart and Ross Dress for Less	124,300	Underway	Q2 2018
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and additional junior anchors to join current tenant, Aldi	88,400	Underway	Q2 2018
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q3 2018
Warwick, RI	Termination property; repurpose auto center space for BJ's Brewhouse and additional retail Redevelop existing store for At Home and Raymour & Flanigan (project expansion)	190,700	Underway	Q4 2018
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants	83,500	Q4 2017	Q2 2018
Salem, NH	Site densification; new theatre for Cinemark Recapture and repurpose auto center for restaurant space.	71,200	Q4 2017	Q3 2018
Paducah, KY	Termination property; redevelop existing store for Burlington Stores and additional retail	102,300	Q1 2018	Q3 2018
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and Petco	62,200	Q1 2018	Q4 2018
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Q1 2018	Q4 2018
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Q1 2018	Q2 2019
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Round One, additional junior anchors, small shop retail and restaurants	103,900	Q1 2018	Q3 2019

Total Project Costs $10 - $20 Million (cont’d)
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Austin, TX	Partial recapture; redevelop existing store for AMC Theatres, additional retail and restaurants	80,500	Q2 2018	Q3 2019

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar, additional junior anchors, restaurants and small shop retail	135,200	Delivered to tenants
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for Buy Buy Baby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail	147,600	Underway	Q1 2018
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse and additional small shop retail and restaurants	142,400	Underway	Q2 2018
Wayne, NJ	Partial recapture; redevelop existing store for Dave & Busters, additional junior anchors and restaurants Recapture and repurpose detached auto center for Cinemark (project expansion) NOTE: contributed to GGP II JV in July 2017	156,700	Underway	Q3 2018
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	163,800	Underway	Q1 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space	96,500	Q4 2017	Q4 2019
Watchung, NJ	100% recapture; demolish full-line store and construct new buildings for HomeSense, Sierra Trading Post, Ulta Beauty and additional small shop retail and restaurants Demolish detached auto center and construct a freestanding Cinemark theater	126,700	Q1 2018	Q2 2019
East Northport, NY	Termination property (notice period); redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, additional junior anchors and small shop retail	179,700	Q2 2018	Q4 2019

Joint Venture Properties

On July 12, 2017, the Company completed two transactions with GGP for gross consideration of $247.6 million whereby the Company (i) sold to GGP the Company’s 50% interest in eight of the 12 assets in the existing joint venture between the two companies for $190.1 million; and (ii) sold to GGP a 50% joint venture interest in five additional assets for $57.5 million.

The table below presents the properties included in each transaction, as well as the four properties remaining in the Company’s original joint venture with GGP:

Eight Existing JV Assets Sold to GGP		Four Remaining Assets in Original JV with GGP		Five Assets Contributed to New JV with GGP
Retail Center	Location	Retail Center	Location	Retail Center	Location
Coronado Center	Albuquerque, NM	Alderwood	Lynwood, WA	Altamonte Mall	Altamonte Springs, FL
The Mall in Columbia	Columbia, MD	Natick Collection	Natick, MA	Cumberland Mall	Atlanta, GA
Oakbrook Center	Oakbrook, IL	Sooner Mall	Norman, OK	Coastland Center	Naples, FL
Paramus Park	Paramus, NJ	Stonebriar Center	Frisco, TX	Northridge Fashion Center	Northridge, CA
Pembroke Lakes	Pembroke Pines, FL			Willowbrook Mall	Wayne, NJ
Ridgedale Center	Minnetonka, MN
Staten Island Mall	Staten Island, NY
Valley Plaza	Bakersfield, CA

During the quarter, the GGP joint ventures commenced redevelopment projects at the Natick Collection, anchored by Dave & Buster’s, and at Northridge Fashion Center, anchored by Dick’s Sporting Goods.

Subsequent to the quarter end, the Company agreed to sell to Simon the Company’s 50% interest in five of the ten assets in the existing joint venture between the two companies for $68.0 million, subject to certain closing conditions.  The table below presents the properties agreed to be sold in the transaction and the properties that would remain in the Company’s joint venture with Simon:

Five Existing JV Assets to be Sold to Simon		Five Remaining Assets in JV with Simon
Retail Center	Location	Retail Center	Location
Brea Mall	Brea, CA	Barton Creek Square	Austin, TX
Burlington Mall	Burlington, MA	Briarwood Mall	Ann Arbor, MI
Midland Park Mall	Midland, TX	Santa Rosa Plaza	Santa Rosa, CA
Ross Park Mall	Pittsburgh, PA	The Shops at Nanuet	Nanuet, NY
Ocean County Mall	Toms River, NJ	Woodland Hills Mall	Tulsa, OK

The Company continues to own 50% interests in nine assets in an unconsolidated joint venture with The Macerich Company.

Leasing Update

During the quarter ended September 30, 2017, the Company signed new leases totaling 601,000 square feet at an average annual base rent of $16.25 PSF.  On a same-space basis, new rents averaged 4.6x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $17.97 PSF for new tenants compared to $3.90 PSF paid by Sears Holdings across 486,000 square feet.

Since inception in July 2015, the Company has signed new leases totaling approximately 4.0 million square feet at an average annual base rent of $17.97 PSF.  On a same-space basis, new rents averaged 4.2x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $18.25 PSF for new tenants compared to $4.30 PSF paid by Sears Holdings across approximately 3.6 million square feet.

The table below provides a summary of the Company’s leasing activity since inception, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
		Leased	Annual	Annual		Leased	Annual	Annual	Releasing
Quarter	Leases	GLA	Rent	Rent PSF	Leases	GLA	Rent	Rent PSF	Multiple
Q4 2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
Q1 2016	7	214	6,990	32.60	7	214	6,990	32.60	5.7	x
Q2 2016	15	422	7,240	17.15	13	363	6,440	17.75	4.7	x
Q3 3016	14	543	7,470	13.74	12	456	6,250	13.70	4.0	x
Q4 2016	29	891	14,900	16.72	27	849	13,930	16.41	4.1	x
Q1 2017	22	535	8,780	16.41	21	530	8,660	16.34	4.0	x
Q2 2017	28	598	11,340	18.95	26	592	11,240	18.99	3.7	x
Q3 2017	21	601	9,770	16.25	18	486	8,730	17.97	4.6	x
Total	145	3,958	$71,140	$17.97	130	3,620	$66,060	$18.25	4.2	x

During the quarter ended September 30, 2017, the Company added $9.8 million of new third-party income and increased annual base rent attributable to third-party tenants to 45.4% of total annual base rent from 31.4% as of September 30, 2016, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all the Company’s signed leases as of September 30, 2017, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	199	27,483	80.3%	$122,015	54.6%	$4.44
In-Place Third-Party Leases	238	3,723	10.9%	47,430	21.2%	12.74
SNO Third-Party Leases	104	3,017	8.8%	53,868	24.2%	17.85
Sub-Total Third-Party Leases	342	6,740	19.7%	101,298	45.4%	15.03
Total	541	34,223	100.0%	$223,313	100.0%	$6.53

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Balance Sheet and Liquidity

As of September 30, 2017, the Company’s total market capitalization was approximately $3.9 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 33.5% and net debt to Adjusted EBITDA was 7.3x.  The Company deducts both unrestricted and restricted cash from total debt when calculating net debt.  Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

As of September 30, 2017, the Company had $104.2 million of unrestricted cash and restricted cash of $202.5 million, the substantial majority of which was held in reserve accounts for redevelopment, re-leasing and operating expenses at the Company’s properties.  The Company also had $115.0 million of borrowing capacity under its $200.0 million unsecured term loan facility due December 31, 2017.

On July 12, 2017, as a result of the two transactions with GGP, the Company reduced amounts outstanding under its mortgage loan by $50.6 million and received approximately $171.6 million of unrestricted cash proceeds before closing costs.

Subsequent to September 30, 2017, and subject to certain closing conditions, the Company agreed to sell interests in certain joint venture properties to Simon.  The transaction would generate unrestricted cash proceeds, after closing costs and any required tax distributions, to fund the Company’s redevelopment pipeline and general corporate purposes.

With respect to the December 31, 2017 maturity of the Company’s $200 million unsecured term loan facility, the Company may repay the $85.0 million total principal amount outstanding as of September 30, 2017 with cash on hand, seek an extension of the maturity date, or raise additional capital through a refinancing transaction or from the proceeds of asset sales or new joint ventures.

Dividends

On October 24, 2017, the Company’s Board of Trustees declared a fourth quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend will be paid on January 11, 2017 to shareholders of record on December 29, 2017.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of December 29, 2017.

On July 25, 2017, the Company’s Board of Trustees declared a third quarter common stock dividend of $0.25 per each Class A and Class C common share.  The dividend was paid on October 12, 2017 to shareholders of record on September 29, 2017.  Holders of units in the Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of September 29, 2017.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA

EBITDA is defined as net income less depreciation, amortization, interest expense and provision for income and other taxes.  EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies.  The Company believes EBITDA provides useful information to investors regarding its results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDA facilitates comparisons between the Company and other equity REITs, retail property owners who are not REITs, and other capital-intensive companies.

The Company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, certain up-front-hiring and personnel costs and gains (or losses) from property sales, that it does not believe are representative of ongoing operating results.

Funds From Operations ("FFO") and Company FFO

FFO is calculated in accordance with the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  competition in the real estate and retail industries; our substantial dependence on Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our limited operating history.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 230 wholly-owned properties and 28 joint venture properties totaling over 40 million square feet of space across 49 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experience for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Investment in real estate
Land	$799,971	$840,021
Buildings and improvements	859,782	839,663
Accumulated depreciation	(126,712)	(89,940)
	1,533,041	1,589,744
Construction in progress	175,516	55,208
Net investment in real estate	1,708,557	1,644,952
Investment in unconsolidated joint ventures	338,326	425,020
Cash and cash equivalents	104,153	52,026
Restricted cash	202,513	87,616
Tenant and other receivables, net	28,166	23,172
Lease intangible assets, net	327,229	464,399
Prepaid expenses, deferred expenses and other assets, net	20,284	15,052
Total assets	$2,729,228	$2,712,237

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,200,615	$1,166,871
Unsecured term loan, net	84,009	—
Accounts payable, accrued expenses and other liabilities	111,482	121,055
Total liabilities	1,396,106	1,287,926

Commitments and contingencies

Shareholders' Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 28,001,411 and 25,843,251 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	280	258
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,434,922 and 1,589,020 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	14	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 5,951,861 and 5,754,685 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	59	58
Additional paid-in capital	996,047	925,563
Accumulated deficit	(177,394)	(121,338)
Total shareholders' equity	819,006	804,557
Non-controlling interests	514,116	619,754
Total equity	1,333,122	1,424,311
Total liabilities and equity	$2,729,228	$2,712,237

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUE
Rental income	$48,167	$45,584	$139,526	$136,737
Tenant reimbursements	15,881	12,023	47,813	45,741
Total revenue	64,048	57,607	187,339	182,478
EXPENSES
Property operating	4,311	4,505	13,985	17,176
Real estate taxes	11,335	7,965	35,707	31,101
Depreciation and amortization	61,059	44,532	170,293	121,365
General and administrative	5,272	4,252	16,639	13,104
Litigation charge	—	19,000	—	19,000
Provision for doubtful accounts	68	124	119	269
Acquisition-related expenses	—	—	—	73
Total expenses	82,045	80,378	236,743	202,088
Operating loss	(17,997)	(22,771)	(49,404)	(19,610)
Equity in (loss) income of unconsolidated joint ventures	(3,686)	1,497	(4,226)	4,495
Gain on sale of interest in unconsolidated joint venture	43,729	—	43,729	—
Gain on sale of real estate	13,018	—	13,018	—
Interest and other income	352	77	472	196
Interest expense	(18,049)	(15,931)	(53,072)	(47,297)
Unrealized loss on interest rate cap	(91)	(47)	(686)	(1,898)
Income (loss) before income taxes	17,276	(37,175)	(50,169)	(64,114)
Provision for income taxes	—	(72)	(266)	(412)
Net income (loss)	17,276	(37,247)	(50,435)	(64,526)
Net (income) loss attributable to non-controlling interests	(6,762)	16,145	19,892	27,972
Net income (loss) attributable to common shareholders	$10,514	$(21,102)	$(30,543)	$(36,554)

Net income (loss) per share attributable to Class A and Class C common shareholders - Basic	$0.31	$(0.67)	$(0.91)	$(1.16)
Net income (loss) per share attributable to Class A and Class C common shareholders - Diluted	$0.31	$(0.67)	$(0.91)	$(1.16)
Weighted average Class A and Class C common shares outstanding - Basic	33,774	31,419	33,685	31,414
Weighted average Class A and Class C common shares outstanding - Diluted	33,841	31,419	33,685	31,414

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
NOI	2017	2016	2017	2016
Net income (loss)	$17,276	$(37,247)	$(50,435)	$(64,526)
Termination fee income	(10,596)	—	(17,360)	—
Depreciation and amortization	61,059	44,532	170,293	121,365
General and administrative	5,272	4,252	16,639	13,104
Litigation charge	—	19,000	—	19,000
Acquisition-related expenses	—	—	—	73
Equity in loss (income) of unconsolidated joint ventures	3,686	(1,497)	4,226	(4,495)
Gain on sale of interest in unconsolidated joint venture	(43,729)	—	(43,729)	—
Gain on sale of real estate	(13,018)	—	(13,018)	—
Interest and other income	(352)	(77)	(472)	(196)
Interest expense	18,049	15,931	53,072	47,297
Unrealized loss on interest rate cap	91	47	686	1,898
Provision for income taxes	—	72	266	412
NOI	$37,738	$45,013	$120,168	$133,932

Total NOI
NOI	37,738	45,013	120,168	133,932
NOI of unconsolidated joint ventures	4,830	6,431	18,328	20,057
Straight-line rent adjustment (1)	1,230	(3,100)	(2,396)	(11,526)
Above/below market rental income/expense (1)	(212)	(257)	(902)	(681)
Total NOI	$43,586	$48,087	$135,198	$141,782

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of	As of
Annualized Total NOI	September 30, 2017	September 30, 2016
Total NOI (per above)	$43,586	$48,087
Current period adjustments (1)	(1,292)	203
Adjusted Total NOI	42,294	48,290
Annualize	x 4	x 4
Adjusted Total NOI annualized	169,176	193,160
Plus: estimated annual Total NOI from SNO leases	52,868	28,815
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(4,402)	(6,378)
Annualized Total NOI	$217,642	$215,597

(1)	Includes adjustments primarily to account for leases not in place for the full period.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
EBITDA	2017	2016	2017	2016
Net income (loss)	$17,276	$(37,247)	$(50,435)	$(64,526)
Depreciation and amortization	61,059	44,532	170,293	121,365
Depreciation and amortization (unconsolidated joint ventures)	4,755	5,191	18,583	15,653
Interest expense	18,049	15,931	53,072	47,297
Provision for income and other taxes	—	72	266	412
EBITDA	$101,139	$28,479	$191,779	$120,201

Adjusted EBITDA
EBITDA	$101,139	$28,479	$191,779	$120,201
Termination fee income	(10,596)	—	(17,360)	—
Unrealized loss on interest rate cap	91	47	686	1,898
Litigation charge	—	19,000	—	19,000
Acquisition-related expenses	—	—	—	73
Up-front hiring and personnel costs	—	—	—	328
Gain on sale of interest in unconsolidated joint venture	(43,729)	—	(43,729)	—
Gain on sale of real estate	(13,018)	—	(13,018)	—
Adjusted EBITDA	$33,887	$47,526	$118,358	$141,500

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations	2017	2016	2017	2016
Net income (loss)	$17,276	$(37,247)	$(50,435)	$(64,526)
Real estate depreciation and amortization (consolidated properties)	60,483	44,307	169,158	120,845
Real estate depreciation and amortization (unconsolidated joint ventures)	4,755	5,191	18,583	15,653
Gain on sale of interest in unconsolidated joint venture	(43,729)	—	(43,729)	—
Gain on sale of real estate	(13,018)	—	(13,018)	—
FFO attributable to common shareholders and unitholders	$25,767	$12,251	$80,559	$71,972

FFO per diluted common share and unit	$0.46	$0.22	$1.45	$1.29

Company Funds from Operations
Funds from Operations attributable to Seritage Growth Properties	$25,767	$12,251	$80,559	$71,972
Termination fee income	(10,596)	—	(17,360)	—
Unrealized loss on interest rate cap	91	47	686	1,898
Amortization of deferred financing costs	2,329	1,340	6,390	4,020
Litigation charge	—	19,000	—	19,000
Acquisition-related expenses	—	—	—	73
Up-front hiring and personnel costs	—	—	—	328
Company FFO attributable to common shareholders and unitholders	$17,591	$32,638	$70,275	$97,291

Company FFO per diluted common share and unit	$0.32	$0.59	$1.26	$1.75

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	33,841	31,419	33,685	31,414
Weighted average OP units outstanding	21,832	24,176	21,916	24,176
Weighted average common shares and units outstanding	55,673	55,595	55,601	55,590